                                                                   EXHIBIT 10.10





                         SECURITIES EXCHANGE AGREEMENT


                                  BY AND AMONG


                              SONOMA INTERNATIONAL

                                      AND

                          KEY WEST CONCH HARBOR, INC.



                                OCTOBER 15, 1996

                               TABLE OF CONTENTS


SECTION 1. DESCRIPTION OF TRANSACTIONS

1.1    Exchange of Securities
1.2    Closing
1.3    Closing Deliveries
1.4    Conditions to Closing of Sonoma
1.5    Conditions of Closing of the Stockholders
1.6    Definitions


SECTION 2. REPRESENTATIONS OF THE STOCKHOLDERS

2.1    Organization
2.2    Corporation and Individual Powers
2.3    Authorization
2.4    Capitalization
2.5    Effect of Transactions, Compliance with Obligations
2.6    Brokerage
2.7    Consents
2.8    Status of Stockholders
2.9    Unregistered Securities Under Securities Act
2.10   No Distribution of Stock to Public


SECTION 3. REPRESENTATIONS OF SONOMA

3.1    Organization
3.2    Corporate Power
3.3    Authorization
3.4    Capitalization
3.5    Preemptive Rights, Registration Rights
3.6    Financial Statements
3.7    Liabilities and Obligations
3.8    Employee Matters
3.9    Employee Benefit Plans
3.10   Commitments
3.11   Tax Matters
3.12   Assets
3.13   Effect of Transactions, Compliance with Obligations
3.14   Litigation
3.15   Legal Compliance
3.16   Subsidiaries
3.17   Brokerage
3.18   Environmental Matters
3.19   Certain Payments

3.20   Consents
3.21   Authorization to Issue Stock
3.22   SEC Reports


SECTION 4. THE STOCKHOLDERS COVENANTS

4.1    Consummation of Agreement
4.2    Business Operations
4.3    Access


SECTION 5. SONOMA'S COVENANTS

5.1    Consummation of Agreement
5.2    Business Operations
5.3    Access
5.4    Approvals of Third Parties


SECTION 6. INDEMNIFICATION

6.1    Indemnification by the Stockholders
6.2    Indemnification by Sonoma
6.3    Conditions of Indemnification
6.4    Waiver
6.5    Remedies Not Exclusive
6.6    Costs, Expenses and Legal Fees
6.7    Specific Performance


SECTION 7. TERMINATION

7.1    Termination


SECTION 8. GENERAL

8.1    Amendments
8.2    Survival of Representations, Warranties and Covenants
8.3    Headings
8.4    Governing Law
8.5    Notices and Demands
8.6    Severability
8.7    Expenses
8.8    Confidentiality, Publicity and Disclosures
8.9    Entire Agreement
8.10   Counterparts

                         SECURITIES EXCHANGE AGREEMENT

       Sonoma International, a Nevada corporation ("Sonoma"), and the stockholders of Key West Harbor, Inc. a Florida Corporation ("KWCHI"), who are signatories to this Agreement (the "Stockholders"), enter into this Securities Exchange Agreement dated as of October 15, 1996 (this "Agreement").

SECTION 1. DESCRIPTION OF TRANSACTION

       1.1 Exchange of Securities. Subject to and upon the terms and conditions contained herein, at the Closing, Sonoma will issue 300,000 shares of the common stock, par value $.002 of Sonoma (the "Stock"), to the Stockholders in accordance with Paragraph 2.4 hereof, and in consideration therefore, the Stockholders will transfer, assign and convey all of the issued and outstanding capital stock of KWCHI (the "Capital Stock") to Sonoma.

       1.2 Closing. The closing (the Closing") of the transactions contemplated herein will take place at the offices of Sonoma International, 3000 Lexington Center, Lexington, KY 40507, at 10:00 a.m., on the date as soon as practicable after the date hereof and as agreed to by the parties hereto (the "Closing Date").

       1.3    Closing Deliveries.  At the Closing, the following shall occur:

              (a) The Stockholders shall have delivered to Sonoma certificates representing all the issued and outstanding capital stock of KWCHI (the "KWCHI Stock"), together with stock powers, executed in blank;

              (b) Henry E. Davis, counsel for KWCHI and the Stockholders, shall have delivered to Sonoma any reasonable legal opinions dated as of the date of the closing needed to consummate this closing.

              (c) Robert A. Forrester, counsel for Sonoma, shall have delivered to the Stockholders a legal opinion, stated as of the Closing Date and in form and substance reasonably satisfactory to the Stockholders;

              (d) The Stockholders shall have delivered to Sonoma all authorizations, consents, approvals, permits and licenses referenced in
Schedule 2.7.

              (e) Sonoma shall have delivered to the Stockholders a copy of the resolutions of the Board of Directors of Sonoma authorizing the execution, delivery and performance of this agreement and all related documents and agreements, each certified by the Secretary of Sonoma as being true and correct copies of the originals thereof subject to no modifications or amendments.

              (f) Sonoma shall have delivered to the Stockholders a certificate of its Secretary certifying as to the incumbency of the directors and officers of Sonoma and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Sonoma.

              (g) The Stockholders shall have delivered to Sonoma a written appraisal dated within 90 days of September 1, 1996, which states that the assets of KWCHI, as of the date of such appraisal, have a fair market value of not less than $7,000,000.00.

       1.4 Conditions to Closing of Sonoma. Except as may be waived in writing by Sonoma, the obligations of Sonoma to acquire the Partnership Interests and the Stock are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

              (a) The representations and warranties of the Stockholders contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

              (b) The Stockholders shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by the Stockholders on or prior to the Closing Date.

              (c) No investigation, action, proceeding or order by any court or governmental body or agency shall have been threatened, orally or in writing, asserted, instituted or catered to restrain or prohibit the carrying out of the transactions contemplated hereby.

              (d) No material adverse change in the condition (financial or otherwise, operations, assets, liabilities, business or prospects of Key West Conch Harbor shall have occurred since the date of the Key West Conch Harbor Balance Sheet.

              (e) All authorizations, approvals consents and waivers of any governmental authority or third party, each as required to permit the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall not be terminated, suspended or withdrawn as of the Closing Date.

              (f) Sonoma shall have completed a due diligence review of the business, operations and financial statements of KWCHI the results of which shall be satisfactory to Sonoma in its sole discretion.

              (g) Sonoma shall have received all documents, duly executed in form satisfactory to Sonoma and its counsel, referred to in Section 1.3 above.

       1.5 Conditions to Closing of the Stockholders. Except as may be waived in writing by KWCHI and the Stockholders the obligations of the Stockholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

              (a) The representations and warranties of Sonoma contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

              (b) Sonoma shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

              (c) No investigation, action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

              (d) No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, Business or prospects of Sonoma shall have occurred since the date of the Sonoma Balance Sheet.

              (e) All authorizations, approvals consents and waivers of any governmental authority or third party, each as required to permit the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall not be terminated, suspended or withdrawn as of the Closing Due.

              (f) The Stockholders shall have completed a due diligence review of the business, operations and financial statements of Sonoma, the results of which shall be satisfactory to the Stockholders in their sole discretion.

              (g) Sonoma shall have tendered to those indicated on Schedule 1.4(g) the amounts set forth opposite each's name.

              (h) The Stockholders, as the case may be, shall have received all documents referred to in Section 1.3 above.

       1.6 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

              (a) "Cash Compensation" shall mean wages, salaries, bonuses (discretionary and formula) and other compensation paid or payable in cash.

              (b)    "Code" shall mean the Internal Revenue Code.

              (c) "Environmental Laws" shall mean any laws or regulations pertaining to health or the environment, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq., as amended from time to time ("CERCLA") (including without limitations as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated under CERCLA,

(ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) statutes, rules or regulations, whether federal, state or local, relating to asbestos or polychlorinated biphenyls, and (iv) the provisions contained in the statutes of any applicable state statutes.

              (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              (e) "GAAP" shall mean generally accepted accounting principles.

              (f) "KWCHI" shall mean the balance sheet of KWCHI as of June 30, 1996, which KWCHI Balance Sheet is included in tile KWCHI Financial Statements.

              (g) "KWCHI Financial Statements" shall mean (i) the audited balance sheet, statement of operations and statements of cash flow of KWCHI as of December 31, 1994 and 1995 and (ii) unaudited balance sheets, statements of operations and statements of cash flow of KWCHI for the 6-month period ended June 30, 1996.

              (h) "Proprietary Rights" shall mean (a) all trade-marks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part by KWCHI with respect to the business of KWCHI and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which KWCHI is a party (including expiration date if applicable), and (b) all agreements relating to technology, know-how or processes that KWCHI is licensed or authorized to use by others, or which it licenses or authorizes others to use.

              (i) "Securities Act" shall mean the Securities Act of 1933, as amended.

              (j) "Sonoma Balance Sheet" shall mean the balance sheet of Sonoma as of June 30, 1996, which Sonoma Balance Sheet is included in the Sonoma Financial Statements.

              (k) "Sonoma Financial Statements" shall mean (i) the audited balance sheet, statement of operations and statements of cash flow of Sonoma as of June 30, 1995 and 1996 and (ii) unaudited balance sheets, statements of operations and statements of cash flow of Sonoma for the 6-month period ended September 30, 1996.

              (l) "Subsidiary" shall mean any corporation, partnership, joint venture or other legal entity in which another entity owns, directly or indirectly, an equity interest.

SECTION 2. REPRESENTATIONS OF THE STOCKHOLDERS

       The Stockholders and KWCHI severally and jointly, represent and warrant to Sonoma that:

       2.1 Organization. KWCHI is a corporation validly existing and in good standing under the laws of the State of Florida, and neither is required to be qualified to do business as a foreign limited partnership in any other jurisdiction.

       2.2 Corporate and Individual Power. KWCHI has all required power and authority to own its properties and to carry on its business as presently conducted and as proposed to be conducted. Each Stockholder has all required power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

       2.3 Authorization. All action on the part of each Stockholder and KWCHI necessary for the authorization, execution, delivery and performance of this Agreement by such Stockholder and the performance of such Stockholders' obligations hereunder have been taken. This Agreement and all documents executed pursuant to this Agreement are valid and binding obligations of each Stockholder, enforceable according to its terms, except as may be limited by
(a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (b) laws and judicial decisions regarding indemnification for violation of federal securities laws, and (c) the availability of specific performance or other equitable remedies.

       2.4 Capitalization. The names and ownership interests of the KWCHI Stockholders are as set forth in this Paragraph. Other than Fred Skomp and Marla Collins Webb, there are no other owners of any interests in KWCHI and there are no outstanding options, or other rights or obligations to purchase or acquire an interest in KWCHI, nor any outstanding securities convertible into or exchangeable for such an ownership interest. There are no agreements to which KWCHI, any of the Stockholders is a party or has knowledge regarding the issuance, registration, voting or transfer of any partnership interest in KWCHI or capital stock in KWCHI. The Stockholders are the sole shareholder of KWCHI. Marla Collins Webb currently owns 73.625 shares of KWCHI and Fred Skomp, 26.375 shares of KWCHI. Upon consummation of this agreement, Marla Collins Webb is to exchange her 73.625 shares of KWCHI stock for 182,700 shares of new Sonoma stock and Frederick Skomp is to exchange his 26.375 shares of KWCHI stock for 117,300 shares of new Sonoma stock.

       2.5 Effect of Transactions, Compliance with Obligations. Each Stockholder's execution and delivery of this agreement, its performance of the transactions contemplated by this Agreement do not and will not violate any terms of the Certificate of Incorporation or Bylaws of KWCHI, or any judgment, decree or order, or any material contract or obligation of such Stockholder, or any statute, rule or regulation of any federal, state or local government or agency applicable to such Stockholder, or any material contract to which such Stockholder is bound. No consent, approval or filing with any regulatory agency is required to be taken by such Stockholder in connection with the transactions contemplated by the Agreement, except those which such Stockholder has obtained or made in a timely manner.

       2.6 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by KWCHI, other than any fee owed. Each Stockholder agrees to indemnify and hold Sonoma harmless for any such brokerage commissions, finders foes or similar compensation.

       2.7 Consents. Except as set forth, on Schedule 2.7, no consent, authorization. approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required so authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Stockholders.

       2.8 Status of Stockholders. Each of the Stockholders is knowledgeable and experienced in making venture capital investments and is able to bear the economic risk of the loss of its investment in Sonoma. Each Stockholder is acting on its own behalf in connection with the investigation and examination of Sonoma end its decision to execute this Agreement and exchange capital stock for the Stock.

       2.9 Unregistered Securities Under Securities Act. Each Stockholder acknowledges that the Stock has not been registered under the Securities Act and therefore the Stock is not fully transferable except as permitted under various exemptions contained in the Securities Act and the rules of the Securities and Exchange Commission hereunder. Each Stockholder acknowledges that a legend to such effect shall be placed on the certificates representing the Stock.

       2.10 No Distribution of Stock to Public. Each Stockholder represents and warrants that such Stockholder is receiving the Stock for its own account and not for the purpose of resale or any other distribution of the Stock. Each Stockholder represent and warrant that such Stockholder has no present intention of disposing of all or any part of such shares.

       SECTION 3. REPRESENTATIONS OF SONOMA

       Sonoma hereby represents and warrants to the Stockholders that:

       3.1 Organization. Sonoma is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction.

       3.2 Corporate Power. Sonoma has all required corporate power and authority to own its properties and to carry on its business as presently conducted and as proposed to be conducted. Sonoma has all required corporate power and authority to execute and deliver this Agreement, and to carry out the transactions contemplated by this Agreement.

       3.3 Authorization. All corporate action on the part of Sonoma, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Sonoma and the performance of all of Sonoma's obligations hereunder has been taken. This Agreement and all documents executed pursuant to this Agreement are valid and binding obligations of Sonoma, enforceable according to their terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (b) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (c) the availability of specific performance or other equitable remedies. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Sonoma.

       3.4 Capitalization. The authorized and issued capital stock of Sonoma and the names and ownership interests of the shareholders of Sonoma are as set forth in the attached proposed "Business Plan". All of the presently outstanding shares of capital stock of Sonoma have been validly authorized and issued and are fully paid and nonassessable. Except as provided herein, Sonoma has not issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or over rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares. Except as disclosed herein, or as contemplated under this Agreement (and the other agreements executed in connection herewith), there are no agreements to which Sonoma is a party or has knowledge regarding the issuance, registration, voting or transfer of its outstanding shares of capital stock. No dividends are accrued but unpaid on any capital stock of Sonoma.

       3.5 Preemptive Rights Registration Rights. There are no preemptive rights affecting the issuance or sale of Sonoma's capital stock. Sonoma is not under any contractual obligation to register (in compliance with the filing requirements and being deemed effective under the Securities Act) any of its presently outstanding securities or any of its securities which may hereafter be issued, except as described in Schedule 3.5.

       3.6 Financial Statements. Schedule 3.6 contains correct and complete copies of the Sonoma Financial Statements. The Sonoma Financial Statements are in accordance with the books and records of Sonoma, and have been prepared consistent with past practices, have been prepared in accordance with GAAP (except that the unaudited Sonoma Financial Statements do not contain notes) and present fairly in all material respects the financial position of Sonoma on the dates of such statements and the results of their operations for the periods covered. Sonoma maintains its books, records and accounts in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions and dispositions of its assets, liabilities and securities.

       3.7 Liabilities and Obligations. A description of all liabilities and obligations of Sonoma, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date thereof are as set forth on Schedule 3.7 attached hereto, which liabilities and obligations will be the only liabilities and obligations of Sonoma on the Closing Date. Except as set forth in Schedule 3.7, Sonoma is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Sonoma knows of no basis for the assertion of any other claims or liabilities of any nature or in any amount.

       3.8    Employee Matters.  Sonoma has no employees.

       3.9 Employee Benefit Plans. Sonoma does not have or, in the past five years has had or been subject to, any Employee Benefit Plans.

       3.10 Commitments. Sonoma is not a party to any document, instrument or agreement, except as set forth on Schedule 3.10.

       3.11 Tax Matters. Except as set forth in Schedule 3.11, all required foreign, federal, state, local and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) of Sonoma have been accurately prepared and duly and timely filed, and all foreign, federal, state, local and other taxes required to be paid with respect to the periods covered by such returns have been paid. Sonoma is not and have not been delinquent in the payment of any tax, assessment or governmental charge. Sonoma has never had any tax deficiency proposed or assessed against it and have not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except for sales tax audits, none of Sonoma's franchise tax returns has ever been audited by governmental authorities. No tax audit, action, suit, proceeding investigation or claim is now pending nor, to the best of Sonoma's knowledge, threatened against Sonoma, and no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of Sonoma's tax returns or reports.

       3.12 Assets. Sonoma has no assets, personal or real, tangible or intangible.

       3.13 Effect of Transactions; Compliance with Obligations. Sonoma's execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and the performance of the business of their respective business as now conducted, does not and will not violate any terms of the Articles of Incorporation or Bylaws of Sonoma or violate any judgment, decree or order, or any material contract or obligation of Sonoma, or any statute, rule or regulation of any federal, state or local governmental or agency applicable to Sonoma. The offer and sale of the Stock will be in compliance with federal and state securities laws. No consent, approval or filing with any regulatory agency is required to be taken by Sonoma in connection with the transactions contemplated by the Agreement, except those which Sonoma has obtained or made in a timely manner, except for any filing of Form D or any applicable state blue sky filing that may be made by Sonoma after the Closing.

       3.14 Litigation. There is no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of Sonoma, threatened
(a) against Sonoma, (b) affecting any of the properties or assets of Sonoma, or
(c) against any officer, director, shareholder or employee of Sonoma in such capacity or relating to his prior employment relationships. Sonoma is not aware of any fact that is likely to form the basis of any such litigation, arbitration or proceeding.

       3.15 Legal Compliance. Sonoma has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted. The business and operations of Sonoma have been and are being conducted in accordance with all applicable laws, rules and regulations, and Sonoma is not in violation of any judgment, law or regulation.

       3.16 Subsidiaries. Sonoma does not have any direct or indirect subsidiaries yet, however it is planned that Jamestown Resort & Marina, Inc., Jamestown Resort & Marina, Ltd. and KWCHI will become wholly owned subsidiary entities of the Company after consummation of these transactions.

       3.17 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by Sonoma. Sonoma agrees to indemnify and hold the Stockholders harmless for any such brokerage commissions, finders fees or similar compensation.

       3.18 Environmental Matters. Neither Sonoma nor any of its assets is currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any Environmental Laws. To the best knowledge of Sonoma, the assets of Sonoma have never been used in a manner that would be in violation of any of the Environmental Laws, including without limitation CERCLA, RCRA and any applicable state statutes. Sonoma has not obtained and is not required to obtain, and Sonoma has no knowledge of any reason Sonoma will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by Sonoma by reason of any Environmental Laws. To the best knowledge of Sonoma, none of the assets owned or leases by Sonoma are on any federal or state "Superfund" list or subject to any environmentally related liens.

       3.19 Certain Payments. To the best knowledge of Sonoma, neither Sonoma nor any director, officer or employee of Sonoma has paid or caused to be paid, directly or indirectly, in connection with the business of Sonoma: (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kickback or other similar payment; or (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable few).

       3.20 Consents. Except as set forth on Schedule 3.20, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Sonoma.

       3.21 Authorization to Issue Stock. Sonoma has taken, or will have taken on or prior to the Closing, all action necessary to permit it to issue the Stock to the Stockholders. The Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens, claims, charges or security interest and no shareholder of Sonoma will have any preemptive right of subscription or purchase in respect thereof.

       3.22 SEC Reports. Since June 30, 1995, Sonoma has filed all forms, documents and reports with the SEC required to be filed by it pursuant to federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"), all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. To the knowledge of Sonoma, the SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements contained therein not misleading.


SECTION 4. THE STOCKHOLDERS COVENANTS

       The Stockholders, severally and jointly, agree that between the date hereof and the Closing:

       4.1 Consummation of Agreement. The Stockholders shall use all reasonable commercial efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

       4.2 Business Operations. KWCHI shall operate its business in the ordinary course. KWCHI shall use its best efforts to preserve the businesses of KWCHI intact. The Stockholders shall not take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of KWCHI without the prior written consent of Sonoma or take or fail to take any action that would cause or permit the representations made in Section 2 to be inaccurate at the time of Closing or the Stockholders from making such representations and warranties at the Closing.

       4.3 Access. KWCHI and its authorized representatives full access to, and make available for inspection, all of the assets and businesses of KWCHI, and permit Sonoma and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of KWCHI as Sonoma and its representatives may request, all for the sole purpose of permitting Sonoma to become familiar with the business and assets and liabilities of KWCHI.

SECTION 5. SONOMA'S COVENANTS

       Sonoma agrees that between the date hereof and the Closing:

       5.1 Consummation of Agreement. Sonoma shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

       5.2 Business Operations. Sonoma shall operate its business in the ordinary course. Sonoma shall not take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Sonoma without the prior written consent of the Stockholders or take or fail to take any action that would cause or permit the representations made in Section 3 be inaccurate at the time of Closing or preclude Sonoma from making such representations and warranties at the Closing.

       5.3 Access. Sonoma shall permit the Stockholders and their authorized representatives full access to, and make available for inspection, all of the assets and business of Sonoma and permit the Stockholders and their authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of Sonoma as the Stockholders and their representatives may request, all for the sole purpose of the Stockholders to become familiar with the business, assets and liabilities of Sonoma.

       5.4 Approvals of Third Parties. Sonoma shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

SECTION 6. INDEMNIFICATION

       6.1 Indemnification by the Stockholders. Subject to the terms and conditions of this Section 6, each Stockholder severally and jointly, agree to indemnify, defend and hold Sonoma and its directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnities by reason of or resulting from a breach of any representation, warranty or covenant of such Stockholder contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

       6.2 Indemnification by Sonoma. Subject to the terms and conditions of this Section 6, Sonoma hereby agrees to indemnify, defend and hold the Stockholders and its or their respective directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnities by reason of or resulting from a breach of any representation, warranty or covenant of Sonoma contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

       6.3 Conditions of Indemnification. The respective obligations and liabilities of the Stockholders and Sonoma (the "indemnifying party") to the other (the "party to be indemnified") under Sections 6.1 and 6.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

              (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to the indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

              (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

              (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payout of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified. The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

       6.4 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

       6.5 Remedies Not Exclusive. The remedies provided in this Section 6 shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

       6.6 Costs, Expenses and Legal Fees. Each party hereto shall bear its own costs and expenses (including attorneys' fees and expenses), except that each party hereto that is shown to have breached this Agreement or any other agreement contemplated hereby agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by any other party in successfully (i) enforcing any of the terms of this Agreement against such breaching party or (ii) proving that another party breached any of the terms of this Agreement.

       6.7 Specific Performance. Each party acknowledges that a refusal by any party hereto to consummate the transactions contemplated hereby will cause irreparable harm to the other parties to this Agreement for which there may be no adequate remedies, at law and for which the ascertainment of damages would be difficult. Therefore, each party shall be entitled in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

SECTION 7. TERMINATION

       7.1    Termination. This Agreement may be terminated:

              (a) At any time prior to the Closing Date by mutual agreement of all parties.

              (b) By any party if the Closing does not occur on or prior to March 31, 1997.

              (c) At any time prior to the Closing Date by Sonoma if any representation or warranty of the Stockholders contained in this Agreement or in any certificate or other document executed and delivered by the Stockholders pursuant to this Agreement is or becomes untrue or breached in any material respect, or if the Stockholders fail to comply in any material respect with any covenant confined herein.

              (d) At any time prior to the Closing Date by the Stockholders if any representation or warranty of Sonoma contained in this Agreement or in any certificate or other document executed and delivered by Sonoma pursuant to this Agreement is or becomes untrue or breached in any material respect or if Sonoma fails to comply in any material respect with any covenant contained herein.

In the event this Agreement is terminated pursuant to subparagraph (b), (c) or
(d) above, each party shall be entitled to pursue, exercise end enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this
Section 7, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

SECTION 8. GENERAL

       8.1 Amendments. This Agreement may not be amended, except in a written document signed by Sonoma, KWCHI and the Stockholders.

       8.2 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the parties hereto pursuant to this Agreement shall be deemed to have been representations and warranties by the parties hereto, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of three years.

       8.3 Heading. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

       8.4 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KENTUCKY WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

       8.5 Notices and Demands. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the addresses listed on Schedule 8.5 attached hereto, or at any other address designated by any party hereto to all other parties hereto in writing.

       8.6 Severability. If any provision of this Agreement is held invalid under applicable law, such provision will be ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

       8.7 Expenses. Each party hereto will bear its own fees for counsel and accountants and other expenses relating to the negotiation and consummation of the transactions contemplated herein.

       8.8 Confidentiality, Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that is required by federal securities laws, or (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement.

       8.9 Entire Agreement. This Agreement and the exhibits to this Agreement constitute the entire agreement of the parties, and supersede any prior agreements.

       8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be taken to be an original, but such counterparts will together constitute one document.

The undersigned have executed this Agreement as of the day and year first written above.


                                   SONOMA INTERNATIONAL



                                   By:
                                      ------------------------------------------
                                           Harry W. Henderson, President



                                   KEY WEST CONCH HARBOR, INC.

                                   By: /s/
                                      ------------------------------------------
                                   Its: President

                                 SIGNATURE PAGE
                                       TO
                       SECURITIES AND EXCHANGE AGREEMENT


       This signature page to the Securities and Exchange Agreement, dated as of October 15, 1996, by and among Sonoma International, a Nevada corporation, and the holders of all of the issued and outstanding capital stock of Key West Conch Harbor, Inc., a Florida corporation, is executed by the undersigned as of the date set forth above.





                                           /s/ A. Frederick Skomp
                                           -------------------------------------
                                           A. Frederick Skomp, Individually



                                           /s/ Marla Collins Webb
                                           -------------------------------------
                                           Marla Collins Webb, Individually

             Unanimous Consent of Directors of Sonoma International

       The undersigned, being all of the members of the Board of Directors of Sonoma International, a Nevada corporation (the "Corporation") do hereby consent to the following resolutions:

       The Board of Directors recommends that the Articles of Incorporation be amended by consent of the stockholders holding a majority of the Corporation's issued and outstanding shares of Common Stock. Accordingly, it is unanimously:

              RESOLVED, that the Board of Directors hereby adopt and recommend that the stockholders of the Corporation adopt the following resolutions:

              "RESOLVED, that Article I of the Articles of Incorporation of Sonoma International be amended by the deletion of the existing ARTICLE ONE and the addition of the following:

              `The name of the Corporation is American Lodging & Leisure Corporation.'"; and

              "RESOLVED,that Article IV of the Articles of Incorporation of Sonoma International be amended by the deletion of the existing ARTICLE FOUR and the addition of the following paragraph immediately following paragraph 3 thereof:

                                  ARTICLE FOUR

              The authorized capital stock of the Corporation is 20,000,000 shares of Common Stock, par value $0.001 per share. Upon filing of this amendment with the Department of State of the State of Nevada the sixty million (60,000,000) presently outstanding shares of the Corporation's Common Stock par value of $0.001 per share shall forthwith be reclassified and converted into 300,000 shares of the new Common Stock of the par value of $0.001 per share at the rate of one-two hundredth (1/200) share of the new Common Stock of the par value $0.001 per share for each share of the presently outstanding Common Stock of the par value of $0.001 per share. The Corporation shall not issue fractional shares but shall pay in cash the fair value, as determined by the Board of Directors, of fractional interests in shares as of the time when those entitled to receive the interests are determined.'"

              RESOLVED FURTHER, that November 4, 1996 be and it hereby is set as the record date for the voting by consent upon said resolution to amend the Corporation's Articles of Incorporation; and

              RESOLVED FURTHER, that an information statement complying with the rules and regulations of the Securities and Exchange Act of 1934 be and it hereby is, directed to be filed with the Securities and Exchange to effect such amendment.


       The Corporation has not had any operating activities for several years. Several of the stockholders have arranged to have in excess of ten million dollars of assets placed into the Company with the prospects of placing a significantly larger amount of assets thereby increasing stockholder value to the Company. It is the desire of the present Board of Directors to proceed in accordance with such plan adopting an agreement whereby those responsible for placing such assets into the Corporation would receive 85% of the Corporation's issued and outstanding stock and placing those arranging for the conveyance of such assets to take control of the Corporation's Board of Directors. Accordingly, it is unanimously,

              RESOLVED, that the form of Securities Exchange Agreement (the "Jamestown Agreement"), the form of which has been presented to each member of the Board of Directors, among the Corporation, the limited partners of Jamestown Resorts & Marina Ltd., and Clear Creek Investments, LLC, whereby an aggregate of 85% of the issued and outstanding shares of Common Stock of the Corporation would be issued in exchange for assets exceeding $10,000,000, said value to be supported by either an audit or MAI appraisal be, and it hereby is, approved in all respects, and the officers of the Corporation, or either of them, are each hereby authorized, empowered, and directed, in the name and on behalf of the Corporation to execute and deliver the Jamestown Agreement, substantially in the form presented to the Board of Directors, together with such changes as the officer executing the same shall approve, his execution thereon to be conclusive evidence of his approval thereof, including, without limitation, the alteration of the Jamestown Agreement to permit the acquisition of securities of the entity owning or to own the assets rather than acquiring the assets; and

              RESOLVED FURTHER, that upon receipt by the Corporation of the consideration set forth in the Jamestown Agreement, all such shares shall be duly issued, fully paid, and nonassessable, and that the Chairman, or the President, and the Secretary of the Corporation be, and they hereby are authorized, empowered, and directed to execute and to deliver stock certificates of the Corporation evidencing the issuance of all such shares; and

              RESOLVED FURTHER, that the proper officers of the Corporation be and they hereby are authorized in the name and on behalf of the Corporation to do and perform or cause to be done and performed all acts and things as such officer or officers shall deem necessary, advisable or appropriate to implement the foregoing resolutions, including, without limitation, the increase in the number of authorized shares of the Corporation or a reverse split or both, and to execute and deliver any agreements, certificates, directions, representations, issuances and other instruments or documents of any other acts and things as such officer or officers of the Corporation shall deem necessary, advisable or appropriate to comply with the purposes and intent of the foregoing resolutions, and

              RESOLVED FURTHER, that effective immediately following the consummation of the transactions contemplated by the Agreement, Harry W. Henderson, Barbara J. Henderson, and Angela L. Hochanadel, have tendered their respective resignations as directors and officers of the Corporation; and

              RESOLVED FURTHER, that effective immediately following the consummation of the transactions contemplated by the Agreement, Charles
       W. Henne, William Jay Hall and Peter Sachmann be, and they hereby are appointed to serve as directors of the Corporation until the election and qualification of their respective successors; and

              RESOLVED FURTHER, that the following individuals be and they hereby are elected and appointed to serve in the office set forth next to their name, to serve until the election and qualification of their respective successor, said appointment to occur upon the closing of the transaction contemplated in the Agreement

              Charles W. Hence             President
              William Jay Hall             Vice President
              Peter Sachmann               Secretary-Treasurer

       The Corporation has arranged for the acquisition by the Corporation of another entity that operates a Marina, namely, Key West Conch Harbor, Inc., a Florida corporation. Accordingly, it is unanimously:

              RESOLVED, that the form of Securities Exchange Agreement (the "KWCHI Agreement"), the form of which has been presented to each member of the Board of Directors, among the Corporation, and the stockholders of Key West Conch Harbor. Inc., a Florida corporation, dated as of October 31, 1996, whereby 300,000 of the issued and outstanding shares of Common Stock, said number of shares to be based upon the number of shares following the reverse split contemplated in the Jamestown Agreement of the Corporation would be issued in exchange for all of the issued and outstanding stock of said corporation, be and it hereby is, approved in all respects, and the officers of the Corporation. or either of them, are each hereby authorized, empowered, and directed, in the name and on behalf of the Corporation, to execute and deliver the KWCHI Agreement, substantially in the form presented to the Board of Directors, together with such changes as the officer executing the same shall approve, his execution thereon to be conclusive evidence of his approval thereof, including, without limitation, the alteration of the KWCHI Agreement to permit the acquisition of securities of the entity owning or to own the assets rather than acquiring the assets; and

              RESOLVED FURTHER, that upon receipt by the Corporation of the consideration set forth in the KWCHI Agreement, all such shares shall be duly issued, fully paid, and non-assessable, and that the Chairman, or the President, and the Secretary of the Corporation be, and they hereby are authorized, empowered and directed to execute and to deliver stock certificates of the Corporation evidencing the issuance of all such shares; and

              RESOLVED FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized in the name and on behalf of the Corporation to do and perform or cause to be done and performed all acts and things as such officer or officers shall deem necessary, advisable or appropriate to implement the foregoing resolutions, including, without limitation, the increase in the number of authorized shares of the corporation or a reverse split or both, and to execute and deliver any agreements, certificates, directions, representations, issuances and other instruments or documents of any other acts and things as such officer or officers of the Corporation shall deem necessary, advisable or appropriate to comply with the purposes and intent of the foregoing resolutions.

       In connection with the Corporation's reorganization, it is desirable to adopt an incentive stock plan. Accordingly, it is unanimously:

              RESOLVED, that the form of 1996 Long Term Incentive Plan (the "Incentive Plan"), the form of which has been presented to each member of the Board of Directors, setting aside 350,000 shares of the Corporation's Common Stock after the stock split referred to in the Jamestown Agreement is effected, be, and it hereby is approved in all respects, and the officers of the Corporation, or either of them, are each hereby authorized, empowered, and directed, in the name and on behalf of the Corporation, to execute and deliver the Incentive Plan, substantially in the form presented to the Board of Directors, together with such changes as the officer executing the same shall approve, his execution thereon to be conclusive evidence of his approval thereof; and


              RESOLVED FURTHER, that the proper officers Corporation be, and they hereby are, authorized in the name and on behalf of the Corporation to do and perform or cause to be done and performed all acts and things as such officer or officers shall deem necessary, advisable or appropriate to implement the foregoing resolutions, including, without limitation, the ratification of the Incentive Plan by the Corporation's Stockholders, and to execute and deliver any agreements, certificates, directions, representations, issuances and other instruments or documents of any other acts and things as such officer or officers of the Corporation shall deem necessary, advisable or appropriate to comply with the purposes and intent of the foregoing resolutions.

       The Corporation has not held a meeting of stockholders since 1985 and as part of the consent it is desirable that the director's acts be ratified. Accordingly, it is unanimously:

              RESOLVED, that the corporation hereby asks the stockholders to ratify and approve the acts of the directors, insofar as those acts do not constitute illegalities or improprieties, since the last meeting of the Stockholders held in 1985.

       IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the 31st day of October, 1996.



/s/ Harry W. Henderson
------------------------------
Harry W. Henderson


/s/ Barbara Henderson
------------------------------
Barbara Henderson


/s/ Angela L. Hochanadel
------------------------------
Angela L. Hochanadel